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                                                                   EXHIBIT 10.02




                             Amendment Number Three

                         to the 1992 Life Re Corporation

                                Stock Option Plan



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                             Amendment Number Three
                         to the 1992 Life Re Corporation
                                Stock Option Plan


         This Amendment Number Three (this "Amendment") to the 1992 Life Re Corporation Stock Option Plan is entered into by the Board of Directors (the "Board") of Life Re Corporation (the "Company") to be effective on the Effective Date (as hereinafter defined).

                                   WITNESSETH

         WHEREAS, the Company maintains a stock option plan, the 1992 Life Re Corporation Stock Option Plan, as previously amended (the "Plan"), for the benefit of its "key personnel"; and

         WHEREAS, the Board of Directors is empowered to amend the Plan pursuant to Section 3.1 thereof; and

         WHEREAS, the Board of Directors wishes to amend the Plan to increase the number of shares of Common Stock available for issuance thereunder.

         NOW, THEREFORE, the Board of Directors has determined that the Plan shall be amended, effective as of the date set forth below, as follows:

         1. Defined Terms. Terms not defined herein will have the meanings assigned to such terms under the Plan.

         2. Increase of Shares. Section 1.5(b) of the Plan is hereby amended and restated to read as follows:

         "(b) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which options may be granted under the Plan shall be equal to the excess (if any) of (i) 4,500,000 minus (ii) the sum of (A) the number of shares subject to outstanding options granted under the Plan, and (B) the number of shares previously transferred pursuant to the exercise of options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, shares of Common Stock covered by options granted under the Plan which are cancelled, expire or terminate for any reason whatsoever shall again become available for awards under the Plan."


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         3. Effective Date. This Amendment shall be effective as of the date it is approved by the stockholders of the Company.

         4. Governing Law. This Amendment shall be governed by the same law as applies to the interpretation of the Plan.

         IN WITNESS WHEREOF, this Amendment is executed on this 12th day of February 1998 to be effective on the Effective Date.



                                LIFE RE CORPORATION


                                By:          /s/ Rodney A. Hawes, Jr.
                                             -----------------------------------
                                Name:        Rodney A. Hawes, Jr.
                                Title:       Chairman and Chief
                                             Executive Officer